SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 23, 2002
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                             Merrill Lynch & Co., Inc.
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        (Exact Name of Registrant as Specified in its Charter)

       Delaware                     1-7182                      13-2740599
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       (State or Other          (Commission                 (I.R.S. Employer
        Jurisdiction of          File Number)              Identification No.)
         Incorporation)

4 World Financial Center, New York, New York           10080
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(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (212) 449-1000
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(Former Name or Former Address, if Changed Since Last Report.)


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Item 5.  Other Events
---------------------

Filed herewith is the Preliminary Unaudited Earnings Summary for the three months and the year ended December 28, 2001 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated January 23, 2002. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Preferred stockholders' equity, common stockholders' equity, long-term borrowings and preferred securities issued by subsidiaries as of December 28, 2001 were approximately $425 million, $19.6 billion, $76.7 billion, and $2.7 billion, respectively.

On January 23, Merrill Lynch reported net operating earnings of $2.4 billion for 2001, excluding the fourth quarter after-tax charge of $1.7 billion announced earlier this month and September 11th-related expenses. Net operating earnings per common share were $2.79 basic and $2.50 diluted. Including the charges, net earnings were $573 million for 2001; earnings per common share were $0.64 basic and $0.57 diluted.

Fourth quarter net earnings excluding the charge and including September 11th-related expenses of $0.03 per diluted share were $461 million, or $0.48 per diluted share and $0.53 per basic share. With the charge included, fourth quarter results were a loss of $1.3 billion, or $1.51 per share.

The full-year net operating earnings of $2.4 billion before the fourth-quarter charge and September 11th-related expenses were 37% lower than 2000. Net revenues were $21.9 billion, 18% lower than the full-year 2000. Excluding the fourth-quarter charge and the September 11th-related expenses, the pre-tax profit margin for the full year was 16.9%, and the return on average common equity was approximately 11.7%.

Net operating earnings for the fourth quarter before the charge and September 11th-related expenses were $491 million, 44% lower than the 2000 fourth quarter, on net revenues that were 24% lower, at $4.8 billion. Excluding the fourth-quarter charge and the September 11th-related expenses, the pre-tax profit margin for the quarter was 15.2%.


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BUSINESS SEGMENT REVIEW BEFORE THE FOURTH-QUARTER CHARGE AND
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SEPTEMBER 11TH-RELATED EXPENSES:
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GLOBAL MARKETS AND INVESTMENT BANKING (GMI)

GMI faced a challenging market environment throughout 2001. Equity origination and trading activity declined, but now appear to be stabilizing. Global completed merger and acquisition volumes decreased throughout the year. Partially offsetting these factors were buoyant debt markets, as eleven interest rate cuts by the Federal Reserve were a catalyst for significant origination and trading activity during most of the year.

Merrill Lynch demonstrated leadership in investment banking throughout 2001, ranking #1 in global equity and equity-linked origination and #2 in global announced mergers and acquisitions, with increased full-year market shares of 14.4% and 27.4%, respectively. IFR named the company Equity House and Equity-Linked House of the Year. Merrill Lynch also continued a leadership position in global debt origination.


o Full-year pre-tax operating earnings were $2.5 billion, 37% lower than 2000, as net revenues declined 21% to $10.0 billion. GMI's full-year pre-tax operating margin was 24.8%.

o Fourth quarter pre-tax operating earnings were $362 million, 56% below the 2000 fourth quarter, as net revenues declined 36% to $1.9 billion. GMI's 2001 fourth quarter operating pre-tax margin was 19.2%.

o GMI's fourth quarter net revenues fell 16% from the 2001 third quarter due primarily to a decline in debt trading revenues from the particularly strong third quarter, reduced investment banking fees, and private equity write-downs. Debt trading revenues were adversely affected by yield curve volatility and declines in the market value of selected credit positions. In investment banking, merger and acquisition revenues were lower as the volume of completed transactions continued to fall. These declines were partially offset by an increase in equity principal transaction revenues, which includes gains on investments held by a Merrill Lynch broker-dealer.

o Also contributing to lower fourth quarter revenues was continued business disruption in the aftermath of September 11th. Most trading, investment banking and research personnel were relocated back into the World Financial Center during the quarter.


PRIVATE CLIENT GROUP

The difficult 2001 market environment has reinforced the value of professional investment advice and Merrill Lynch financial advisors have focused on delivering the highest quality service to clients. Throughout the year, the company continued to

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implement its multi-channeled private client service strategy, and has made excellent progress in delivering service and efficiency improvements.

o Full-year pre-tax operating earnings were $1.2 billion, down 21% from 2000. Full-year net revenues declined 15% to $10.1 billion due to lower transaction volumes and reduced demand for mutual fund and equity products, partially offset by an increase in net interest profit. The pre-tax operating margin was 12.2%, compared with 13.1% in 2000. These results include a solid performance in the United States, where pre-tax earnings were down only 9% from 2000. Performance outside the United States continued to be weak resulting in a full-year pre-tax loss.

o Fourth quarter pre-tax operating earnings were $384 million, 4% below the fourth quarter of 2000 on net revenues that were 12% lower at $2.5 billion. Fourth quarter net revenues include a gain on the sale of the Canadian Private Client business and increased net interest profit, partially offset by losses on investments. The fourth quarter pre-tax operating margin was 15.6%.

o Total assets in client accounts declined 13% from the 2000 fourth quarter to $1.5 trillion, including $1.3 trillion of assets in Private Client accounts. The decline is due primarily to market depreciation; however, fourth quarter movements in Private Client assets also include transfers of assets out of the firm as a result of business divestitures. These divestitures include the sale of the Canadian Private Client business, including approximately 275,000 accounts, and the transfer of approximately 800,000 accounts associated with the sale of the U.S. Employee Stock Purchase Plan business announced in late 2000.

o Excluding the impact of the sale of certain businesses, global net new money attracted into Private Client accounts during the fourth quarter was $16 billion. On the same basis, a total of $62 billion of net new money was attracted into Private Client accounts globally during the year.


MERRILL LYNCH INVESTMENT MANAGERS (MLIM)

MLIM's investment performance remained strong in 2001. However, financial results were negatively affected by a market-driven decline in assets under management for most of the year, combined with a fourth quarter increase in litigation costs.

o Full-year pre-tax operating earnings were $307 million, 39% lower than 2000, on net revenues of $2.1 billion, 15% lower than last year. The pre-tax operating margin was 14.7% compared with 20.4% in 2000.

o Fourth quarter pre-tax operating earnings were $48 million, 61% lower than the fourth quarter of 2000. Net revenues were $489 million, a decline of 22% from the same period last year. The pre-tax operating margin was 9.8%.


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o    Assets under management totaled $529 billion at year-end, including $4 billion of net inflows during the fourth quarter and $19 billion of net inflows during the year.



FOURTH-QUARTER INCOME STATEMENT REVIEW:
---------------------------------------

REVENUES

Net revenues were $4.8 billion, 24% lower than the 2000 fourth quarter.

Commission revenues were $1.2 billion, 23% below the 2000 fourth quarter. The decrease was due primarily to a global decline in client transaction volumes, particularly in equities and mutual funds. Over the past year, commission revenues have also decreased as clients have opened asset-priced accounts, paying fees in place of commissions.

Principal transaction revenues declined 53% from the fourth quarter of 2000, to $586 million. The decrease is due to reductions in both debt and equity trading revenues.

Underwriting revenues were $538 million, 20% lower than the 2000 fourth quarter as a result of the continued decline in global origination activity. Strategic advisory revenues decreased 52% from the fourth quarter of 2000, due to a reduced volume of completed merger and acquisition transactions.


Asset management and portfolio service fees were $1.3 billion, down 13% from the fourth quarter of 2000. This decrease reflects a market-driven decline in assets under management and lower valuations of assets in asset-priced accounts. The fees on these accounts are calculated based on asset valuations at the beginning of each quarter.

Other revenues were $82 million, down $36 million from the fourth quarter of 2000. A gain on the sale of the Canadian Private Client business was offset by losses on investments.

Net interest profit was $862 million, $89 million higher than the year-ago quarter.


EXPENSES

Compensation and benefits expenses decreased 27% from the 2000 fourth quarter, to $2.3 billion. Compensation and benefits expenses were 48.2% of net revenues for the fourth quarter of 2001, compared to 50.4% in the year-ago quarter. The full-year ratio was essentially unchanged from the 2000 level, at 51.5%. Non-compensation operating expenses decreased 3% from the 2000 fourth quarter, to $1.7 billion. Full-year non-compensation operating expenses were 6% below 2000 levels. Details of


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significant changes in non-compensation operating expenses from the fourth quarter of 2000 follow:

o Communications and technology costs were $537 million, down 12%, due primarily to reduced systems consulting costs;

o advertising and market development expenses were $128 million, down 43% due primarily to reduced spending on travel, advertising and recognition programs;

o    brokerage, clearing, and exchange fees were $198 million, down $23 million;

o professional fees decreased 22%, to $137 million, due largely to reduced spending on employment and consulting services; and

o other expenses increased 60%, to $429 million, primarily as a result of litigation costs related to certain settlements during the fourth quarter.


Merrill Lynch's annual effective tax rate on operating earnings was unchanged from 2000 at 30.4%, excluding September 11th-related expenses and the fourth-quarter charge. Including the charges, Merrill Lynch's annual effective tax rate was 44.2%, due primarily to non-deductible prior and current year losses associated with the refocusing of the Japan Private Client business included in the charge.


SEPTEMBER 11TH- RELATED EXPENSES

September 11th-related expenses of $43 million pre-tax ($30 million after-tax), were recorded during the fourth quarter. These amounts are net of estimated insurance recoveries. The majority of the September 11th-related gross expenses pertain to the write-down of damaged assets, the repair and replacement of assets, as well as transportation, moving and related costs for displaced workers.

STAFFING

Merrill Lynch's full-time employees totaled 57,400 at the end of 2001. Private Client Financial Advisor (FA) headcount totaled 16,400 at the end of the fourth quarter, compared with 18,000 at the end of the 2001 third quarter. This reduction in FAs occurred primarily outside the United States as a result of re-sizing actions taken as part of the fourth quarter charge.

FOURTH-QUARTER CHARGE

A pre-tax charge of $2.2 billion ($1.7 billion after tax) was recorded during the fourth quarter. This charge included the following components:


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o    Workforce reductions of approximately 9,000 through a combination of divestitures, voluntary separation and managed reductions. All of the reductions associated with the fourth-quarter charge have been completed or announced. Approximately half of the reductions are associated with divestitures and discontinued businesses; the remainder result from voluntary separation, or targeted actions in selected businesses. Approximately $1.2 billion of the charge is associated with severance costs related to workforce reductions, and other staff-related costs.

o Real estate initiatives, including the consolidation of Private Client offices in the United States, Europe, Asia and Australia and the closure or subletting of excess office space in the United States. Approximately $500 million of the charge is associated with real estate initiatives.

o Technology initiatives, including the write-down of certain technology assets. Approximately $300 million of the charge is associated with technology initiatives.

o Other business rationalization costs, which comprise $200 million of the charge.

The charge is broken down by business segment as follows: Private Client $1,077 million; GMI $833 million; and MLIM $283 million.



            *                *                 *                 *

Merrill Lynch may make or publish forward-looking statements about management expectations, strategic objectives, business prospects, anticipated financial performance, and other similar matters. A variety of factors, many of which are beyond Merrill Lynch's control, could cause actual results and experience to differ materially from the expectations expressed in these statements.

These factors include, but are not limited to, financial market volatility, actions and initiatives by current and potential competitors, the effect of current and future legislation or regulation, and additional factors described in Merrill Lynch's Annual Report on Form 10-K and subsequent reports on Form 8-K and Form 10-Q, which are available at the SEC's website, www.sec.gov. Merrill Lynch undertakes no responsibility to update or revise any forward-looking statements.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)      Exhibits
                  --------

                  (99)     Additional Exhibits

                           (i) Preliminary Unaudited Earnings Summaries for the three months and the year ended December 28, 2001 and supplemental information.





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                   MERRILL LYNCH & CO., INC.
                                                -------------------------------
                                                   (Registrant)





                                          By:  /s/ Thomas H. Patrick
                                               --------------------------------
                                                   Thomas H. Patrick
                                                   Executive Vice President and
                                                   Chief Financial Officer


Date:    January 23, 2002


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                                  EXHIBIT INDEX
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Exhibit No.       Description                                           Page
-----------       -----------                                           -----
(99)              Additional Exhibits                                   11-18

                 (i) Preliminary Unaudited Earnings Summaries for the three months and the year ended December 28, 2001 and supplemental information.



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